Exhibit 10.6

BETA TECHNOLOGIES, INC.

Incentive Stock Option Agreement

Beta Technologies, Inc., a Delaware corporation (the “Company”), hereby grants this ___ day of __________ 2018 (the “Grant Date”), to ________________ (the “Employee”), an option to purchase a maximum of _____________ shares (the “Option Shares”) of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), at the price of $ _______ per share, on the following terms and conditions:

1. Grant Under the 2018 Equity Incentive Plan. This option is granted pursuant to and is governed by and subject to the Company’s 2018 Equity Incentive Plan, as the same may be amended from time to time (the “Plan”), the terms and conditions of which are incorporated herein by this reference. Unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made pursuant to the Plan in connection with this option shall be governed by the Plan as it exists on the date of this option agreement (“Agreement”). This option is granted to the Employee in connection with the Employee’s engagement as an employee of the Company, which commenced on ______________.

2. Grant as Incentive Stock Option, Other Options. This option is intended to qualify as an incentive stock option (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”). This option is in addition to any other options heretofore or hereafter granted to the Employee by the Company. A duplicate original of this instrument shall not affect the grant of another option.

3. Exercise of Option and Provisions for Termination.

(a) Vesting Schedule. Except as otherwise provided in this Agreement, and subject to all other terms and conditions of this Agreement, if the Employee has continued to be employed by the Company through any applicable date in the table below, this option may be exercised prior to the tenth anniversary of the Grant Date (hereinafter the “Expiration Date”) in installments for not more than the number of Option Shares set forth opposite such applicable date:

(See Carta)

The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible as of an applicable date, it shall be exercisable, in whole or in part, with respect to all Option Shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option. Notwithstanding any other provision of this Agreement or the Plan, this option may not be exercised at any time on or after the Expiration Date.

(b) Method of Exercise. Subject to the terms and conditions set forth in this Agreement, this option shall be exercised by the Employee’s delivery of written notice of exercise to the Company, specifying the number of Option Shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 4 hereof. Such exercise shall be effective upon receipt by the Company of such written notice together with the required payment. Payment will be received subject to collection. The Employee may purchase fewer than the number of Option Shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(c) Continuous Employment Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Employee, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee of the Company. For all purposes of this Agreement, (i) “employee” and “employment” shall be defined in accordance with the provisions of Treasury Regulation Section 1.421-7(h) under the Code, or any successor regulations, (ii) employment by a parent or subsidiary corporation of the Company shall be deemed to be employment by the Company, and (iii) if this option shall be assumed or a new option substituted therefor in a transaction to which Section 424(a) of the Code applies, employment by such assuming or substituting corporation (hereinafter a “Successor Corporation”) shall be considered for all purposes of this option to be employment by the Company. As used herein, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation,” respectively, as those terms are defined in Sections 424(e) and 424(f), respectively, or successor provisions of the Code.

(d) Exercise Period Upon Termination of Employment. If the Employee ceases to be employed by the Company for any reason, then, except as provided in paragraphs (e) and (f) below, the right to exercise this option shall terminate on the date which is three (3) months after the date of cessation of employment; provided, however, that this option shall be exercisable only to the extent that the Employee was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if, in the judgment of the Company, the Employee, prior to the Expiration Date, materially violates the non-competition or confidentiality provisions of any employment contract, consulting contract, confidentiality and nondisclosure agreement or other agreement between the Employee and the Company, the right to exercise this option shall terminate immediately upon written notice to the Employee from the Company describing such violation.

(e) Exercise Period Upon Death or Disability. If the Employee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an employee of the Company or, if the Employee dies within three (3) months after the date on which the Employee ceases to be an employee of the Company, this option shall be exercisable within the period of six (6) months following the date of death or disability of the Employee (but in no event after the Expiration Date), by the Employee or by the person to whom this option is transferred by will or the laws of descent and distribution; provided, however, that this option shall be exercisable only to the extent that this option was exercisable by the Employee on the date of his or her death or disability. Except as otherwise indicated by the context, the term “Employee,” as used in this Agreement, shall include the estate of the Employee, the Employee’s personal representative, or any other person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Employee or by reason of the Employee’s incapacity.

(f) Discharge for Cause. If the Employee, prior to the Expiration Date, is discharged by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon such discharge. The Employee shall be considered to have been discharged for Cause if the Company determines, within thirty (30) days after the Employee’s resignation or other termination of employment, that termination of employment for Cause was warranted. For purposes of this Agreement, “Cause” shall mean and include:

(A) the Employee has been convicted of, or has pled guilty or nolo contendere to, any felony or a crime involving moral turpitude or dishonesty;

(B) the Employee has committed any fraud, embezzlement, breach of fiduciary duty or misappropriation of funds against the Company or act of dishonesty or other intentional misconduct detrimental to the Company;

(C) the Employee has continued to fail or refused to perform the reasonable and lawful duties assigned to him by the Company in good faith in a timely manner after written notice thereof from the Company describing the failure or refusal in reasonable detail, which failure or refusal continues after receipt of such written notice from the Company;

(D) the Employee abuses alcohol or illegal drugs, interfering with the performance of the Employee’s obligations under this Agreement, continuing after written warning by the Company to the Employee;

(E) the Employee has engaged in misconduct which would cause the Company to violate any state or federal law relating to sexual harassment or race, age, sex or other prohibited discrimination, or any intentional violation of any written policy of the Company;

(F) the Employee has engaged in conduct which the Employee knows or should have known would cause the Company to violate any state or federal law; or

(G) the Employee has breached any material term, provision or condition of any agreement with the Company, if such breach is not cured (if curable) within thirty (30) days after written notice thereof by the Company to the Employee.

4. Payment of Purchase Price. Payment of the purchase price for Option Shares purchased upon exercise of this option shall, at the Employee’s election, be made in any of the following ways: (i) by delivery to the Company of cash or wire transfer or a check payable to the order of the Company in an amount equal to the purchase price per Option Share as hereinabove set forth times the number of Option Shares so purchased (the “Exercise Price”); (ii) by delivery to the Company of shares of Common Stock of the Company already owned by the Employee having a fair market value determined by the Board of Directors of the Company (the “Board”) to be equal in amount to the Exercise Price; provided, however, that such Option Shares have been held by the Employee for more than six (6) months if they were acquired under the Plan; (iii) if permitted at the sole discretion of the Company, by requesting that the Company withhold shares of Common Stock of the Company issuable upon exercise of the option having a fair market value determined by the Board to be equal in amount to the Exercise Price of the option being exercised; or (iv) by any combination of the above methods of payment.

5. Delivery of Shares.

(a) General. The Company shall, upon payment of the Exercise Price for the number of Option Shares purchased and paid for, make prompt delivery of such Option Shares to the Employee; provided, however, that if any law or regulation requires the Company to take any action with respect to such Option Shares before the issuance thereof, then the date of delivery of such Option Shares shall be extended for the period necessary to complete such action.

(b) Listing, Registration, Qualification, Etc. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Option Shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Option Shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

6. Nontransferability of Option. Except as provided in Paragraph (e) of Section 3 hereof, this option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

7. No Special Employment Rights. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to obligate the Company to continue the employment of the Employee for any period.

8. Rights as a Stockholder. The Employee shall have no rights as a stockholder with respect to any Option Shares that may be purchased by exercise of this option (including, without limitation, any rights to vote or to receive dividends or other distributions with respect to such Option Shares) unless and until a certificate representing such Option Shares is duly issued and delivered to the Employee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

9. Adjustment Provisions.

(a) General. If through, or as a result of, any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Employee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations set forth in Paragraph 14 of the Plan.

(b) Board Authority to Make Adjustments. Any adjustments under this Section 9 shall be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued with respect to this option on account of any such adjustments.

(c) Limits on Adjustments. No adjustment shall be made under this Section 9 which would, for purposes of any applicable provision of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Employee.

10. Merger, Liquidation, Sale. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity, or in the event of the liquidation of the Company, prior to the Expiration Date or other termination of this option, the Employee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Paragraph 16 of the Plan.

11. Withholding of Taxes. The Company’s obligation to deliver Option Shares upon the exercise of this option shall be subject to the Employee’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements as described in Paragraph 23 of the Plan. Without limiting the generality of the foregoing, if the Company in its discretion determines that it is obligated to withhold tax with respect to a Disqualifying Disposition (as defined in Section 12 hereof), the Employee agrees that the Company may withhold from the Employee’s wages the appropriate amount of federal, state and local withholding taxes attributable to such Disqualifying Disposition. If any portion of this option is treated as a Non-Qualified Option, the Employee agrees that the Company may withhold from the Employee’s wages the appropriate amount of federal, state and local withholding taxes attributable the to grant or to the Employee’s exercise of such Non-Qualified Option. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such wages, or otherwise as may be permitted under the Plan. The Employee further agrees that, if the Company does not withhold an amount from the Employee’s wages sufficient to satisfy the Company’s withholding obligation or if such obligation is not otherwise satisfied, as determined by the Company, the Employee will reimburse the Company on demand, in cash, for the amount underwithheld.

12. Holding Period Requirements for Incentive Stock Option Shares. It is understood and intended that this option shall qualify as an “incentive stock option” as defined in Section 422 of the Code (an “ISO”). Accordingly, the Employee understands that in order to obtain the beneficial tax treatment accorded an ISO, no sale or other disposition may be made of any Option Shares acquired upon exercise of the option within one (1) year after the day of the transfer of such Option Shares to the Employee, nor within two (2) years after the Grant Date. If the Employee intends to dispose, or does dispose (whether by sale, exchange, gift, transfer or otherwise), of any such Option Shares within either of said periods, he or she will notify the Company in writing within ten (10) days after such disposition (a “Disqualifying Dispositions”).

13. Investment Representations, Warranties and Covenants; Legends.

(a) Representations. The Employee represents, warrants and covenants that:

(i) Any Option Shares purchased upon exercise of this option shall be acquired for the Employee’s account for investment only and not with a view to, or for sale in connection with, any distribution of the Option Shares in violation of the Securities Act of 1933 (the “Securities Act”) or any rule or regulation under the Securities Act.

(ii) The Employee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Employee to evaluate the merits and risks of his or her investment in the Company.

(iii) The Employee is able to bear the economic risk of holding Option Shares acquired pursuant to the exercise of this option for an indefinite period.

(iv) The Employee understands that (A) the Option Shares acquired pursuant to the exercise of this option will not be registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (B) such Option Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (C) in any event, an exemption from registration under Rule 144 or otherwise under the Securities Act may not be available for at least two (2) years and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any Option Shares acquired pursuant to the exercise of this option under the Securities Act.

(v) The Employee agrees that, if the Company offers for the first time any of its Common Stock for sale pursuant to a registration statement under the Securities Act, the Employee will not, without the prior written consent of the Company, publicly offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any Option Shares purchased upon exercise of this option for a period of ninety (90) days, or such longer period as the Company may reasonably require, after the effective date of such registration statement.

(vi) The Employee’s principal residence is at the address set forth below on the signature page. The Employee shall promptly notify the Company of any change in the Employee’s principal residence.

By making payment upon any exercise of this option, in whole or in part, the Employee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 13.

(b) Legends on Stock Certificates. All stock certificates representing shares of Common Stock issued to the Employee upon exercise of this option shall have affixed thereto legends substantially in the following forms, in addition to any other legends required by applicable state law:

“THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“ISO”). IN ORDER TO OBTAIN THE PREFERENTIAL TAX TREATMENT AFFORDED TO ISOs, THE SHARES SHOULD NOT BE TRANSFERRED PRIOR TO [INSERT DISQUALIFYING DISPOSITION DATE HERE]. SHOULD THE REGISTERED HOLDER ELECT TO TRANSFER ANY OF THE SHARES PRIOR TO THIS DATE AND FOREGO ISO TAX TREATMENT, THE TRANSFER AGENT FOR THE SHARES SHALL NOTIFY THE CORPORATION IMMEDIATELY. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE ISO IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE OR UNTIL TRANSFERRED AS DESCRIBED ABOVE.”

14. Lock-up Agreement. The Employee hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Employee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of Common Stock or any rights to acquire shares of Common Stock for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be field in connection with such public offering. The foregoing limitation shall not apply to shares of Common Stock registered in the public offering under the Securities Act. The Employee hereby agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within a reasonable timeframe if so requested by the Company.

15. Certain Restrictive Agreements. As a condition to and simultaneously with any exercise of the options granted herein, the Company may require that the Employee execute and deliver to the Company a signature counterpart to any stockholder agreements or other similar types of agreements executed by at least the holders of a majority of the Company’s outstanding Common Stock and the Company, including, without limitation, that certain Stockholders’ Agreement dated as of August 1, 2018, as the same may be amended from time to time, and all shares of Common Stock issued to the Employee hereunder shall be subject to and bound by the terms, conditions and restrictions contained in such agreements. To the extent Shares are subject to any such agreements, certificates evidencing such Shares may contain restrictive legends as provided for therein.

16. Miscellaneous.

(a) Except as otherwise expressly provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Employee.

(b) All notices under this Agreement shall be delivered by hand, sent by commercial overnight courier service or sent by registered or certified mail, return receipt requested, and first-class postage prepaid, to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in a notice by either party to the other. Notwithstanding the foregoing, any notice sent to such an address in a country other than that from which the notice is sent may be sent by telefax, telegram or commercial air courier.

(c) Any reference in this Agreement to a Section of the Code shall refer to that Section as it reads as of the date of this Agreement and as it may be amended from time to time, and to any successor provision.

(d) Each provision of this Agreement shall be considered separable. The invalidity or unenforceability of any provision shall not affect the other provision, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

(e) Sections 11, 12, 13, 14, 15 and 16 hereof shall survive any termination of this Agreement.

(f) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto hereby agree that the State and Federal courts located in the State of Vermont shall have exclusive venue over any dispute relating to this Agreement or the Employee’s ownership of the shares of the Company’s Common Stock.

(g) The failure of the Company or the Employee to insist upon strict performance of any provision hereunder, irrespective of the length of time for which such failure continues, shall not be deemed a waiver of such party’s right to demand strict performance at any time in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation or provision hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has granted to the Employee an option to purchase the Option Shares as of the Grant Date.

BETA TECHNOLOGIES, INC.

By:
Name:	Kyle Clark
Title:	President

Employee’s Acceptance

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions of this Agreement. The undersigned hereby acknowledges receipt of a copy of the Company’s 2018 Equity Incentive Plan.

Name:

Address: